UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2008

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On August 4, 2008, our subsidiary bank, Bank of the Carolinas (the “Bank”), entered into an Employment Agreement with Michael D. Larrowe who serves as the Bank’s Executive Vice Chairman and Chief Operating Officer. Mr. Larrowe also serves as our Executive Vice President and as a member of our and the Bank’s Boards of Directors. The Employment Agreement was approved by the Bank’s Board of Directors based on the recommendation of its Corporate Governance Committee which serves as a joint compensation committee of our and the Bank’s Boards.

The Employment Agreement provides for:

•	a “rolling” term of employment of three years that, at the end of each year, will be extended by one additional year unless either party gives the other notice that the Agreement will not be renewed;

•	annual base salary (which is subject to review and periodic increase by the Bank’s Board) of at least $250,000;

•

reimbursement for fees, dues and other expenses associated with maintaining his licenses to practice public accounting in specified states, required continuing professional education, and memberships in the related professional associations; and

•	participation in employee benefit plans and programs (including incentive and other executive compensation plans) which cover the Bank’s other officers.

If not sooner terminated, the Agreement will expire during 2023. The Bank may terminate the agreement at any time for cause. If Mr. Larrowe’s employment is terminated involuntarily by the Bank without “cause” (as defined in the Agreement), or if he voluntarily terminates his own employment for “good reason” (as described below), the Bank will be obligated to continue to pay Mr. Larrowe’s base salary for the remainder of the then current three-year term of the Agreement and, if he chooses to purchase continued health insurance coverage under the Bank’s plan pursuant to COBRA, to reimburse him for the cost of that coverage for up to the maximum period during which it is available to him under the law (but not longer than the remainder of the then current term). “Good reason” will exist if, without Mr. Larrowe’s consent:

•	his base salary is reduced below the annual rate set forth in the Agreement or any higher annual rate in effect from time to time during the term of the Agreement;

•	his employment is changed in any material respect such that he no longer serves as an executive officer or in a position with similar duties;

•	he is transferred to a job location which is more than 50 miles (by most direct highway route) from Mocksville, North Carolina;

•	the Bank gives notice that the Agreement will not be renewed on its next renewal date; or

•	the Bank materially breaches the terms of the Agreement.

However, such an event will not constitute “good reason” unless the Bank receives written notice within 90 days of the first occurrence of the condition being claimed to constitute good reason and that condition continues uncorrected for 30 or more days following the Bank’s receipt of the notice.

In the case of a change in control of our company or the Bank, the Agreement provides that Mr. Larrowe will be entitled to receive (in lieu of any other payments called for under the Agreement) a lump-sum payment equal to 2.99 times his annual base salary rate and, in the case of involuntary termination without cause, reimbursement for the cost of continued health insurance coverage as provided above, if:

•	at the effective time of, or within 36 months following, the change in control, his employment is terminated involuntarily by the Bank or its successor without cause; or

•

at the effective time of, or within 365 days following, the change in control, he voluntarily terminates his own employment with the Bank (unless, at the time of such termination, circumstances exist that give the Bank cause to terminate his employment).

If Mr. Larrowe’s employment is terminated involuntarily by the Bank without cause prior to the effective time of a change in control, but following, or within 365 days before, the date on which our or the Bank’s Board of Directors takes action to approve an agreement relating to the change in control, and if that change in control becomes effective, then, for purposes of the Agreement, the termination of his employment will be treated as having occurred at the effective time of the change in control.

If the aggregate of payments to be made to Mr. Larrowe under the Agreement in connection with a change in control, plus any other payments or benefits which he receives or is deemed to have received as a result of the change in control, would be treated as a “parachute payment” as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the payments under the Agreement may be modified or reduced to the extent the Bank’s Board of Directors considers necessary to avoid the imposition of excise taxes under Section 4999 of the Code and the disallowance of a deduction to the Bank under Section 280G(a) of the Code.

The Agreement also provides that:

•

if the Bank fails or refuses to pay when due any portion of the payments it owes to Mr. Larrowe under the Agreement, it will be obligated to reimburse him for up to an aggregate of $100,000 in out-of-pocket legal expenses, including his reasonable attorneys fees, actually paid by him in collecting amounts owed to him; and

•

subject to limitations imposed by applicable law, the Bank will be obligated to indemnify Mr. Larrowe as an officer and director to the fullest extent permitted or required by its Articles of Incorporation, Bylaws and applicable law against liability and litigation expense arising or incurred in connection with any civil, criminal, administrative, arbitrative or investigative action, suit or proceeding, whether or not brought by or on behalf of the Bank, to which he is made a party by reason of his service or activities as a director, officer, employee or agent of the Bank or, at the Bank’s request, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan.

In consideration of the Bank’s agreements, Mr. Larrowe agreed that, for a period of one year following any voluntary or involuntary termination of his employment, he will not compete with the Bank in any county in any state in which the Bank maintains a business office on his employment termination date. However, in the case of an involuntary termination of his employment without cause, or a voluntary termination of his employment with good reason” (in either case other than following or in connection with a change in control), the restriction period will be the unexpired term of the agreement during which the Bank is obligated to continue to pay Mr. Larrowe’s base salary as described above. The agreement also requires that, following any termination of his employment, Mr. Larrowe must keep confidential all data and other information, financial or otherwise, relating to the Bank and its business, and must not disclose any of that information to any other person, remove it from the Bank, or use it for his own purposes or for the benefit of any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date: August 4, 2008	By:	/S/ Robert E. Marziano
Robert E. Marziano
Chairman and Chief Executive Officer

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